PRIVATE & CONFIDENTIAL


                          DATED : SEPTEMBER 30TH, 2005
                              TELECONNECT INC.          (1)

                                       AND

                             MR. FRANS BROEKHOF         (2)

                                       AND

                               MR. LEO GEERIS           (3)



                           REPAYMENT & LOAN AGREEMENT

THIS AGREEMENT is dated September 30th, 2005 and is made BETWEEN:

(1) Teleconnect Inc., duly incorporated under the laws of Florida, United States of America, having its registered office at 1200 South Pine Island Road, Plantation, Florida 33324 (hereinafter to be referred to as "TELECONNECT" or the "COMPANY") and represented in this act by Gustavo Gomez, President of the Company and with contact address: Parque Tecnologico de Andalucia (PTA), Edif. Estepona. Malaga Business Park 2, C/ Severo Ochoa, n(0) 16-20, 1(a), Campanillas, Malaga, 28590, Spain;

(2) Mr. F. Broekhof, of Dutch nationality, residing at Urbanisation Monte Paraiso, Country Club, Huerta de Camojan, Block 2, Appartment 1, 29660 Marbella, Malaga, Spain, with passport number NH5088135 (hereinafter to be referred to as "BROEKHOF").

(3) Mr. Leonardus R.M. Geeris, married, of Dutch nationality, residing at Zandpad 29, 3601 NA Maarsen the Netherlands, with passport number N70986464 (hereinafter to be referred to as "GEERIS")

The persons/entities in points (1), (2) and (3) above will be jointly referred to as the "PARTIES"

WHEREAS

(A) TELECONNECT is negotiating with an investor party with respect to a capital injection into the Company.

(B) TELECONNECT owes BROEKHOF as of September 30th 2005, (euro)510,000 in capital and (euro)131,000 in interest due in total from the following bridge loans (the "BRIDGE LOANS") according to its audited accounts(1):

      o Bridge Loan dated December 3, 2002 for (euro)500,000 ((euro)350,000 capital converted);

      o     Bridge Loan dated, Dec 9, 2004 for (euro)60,000;

      o     Bridge Loan dated Feb 1, 2004 for (euro)100,000;

      o     Bridge Loan dated Feb 2, 2004 in the name of Vonde for (euro)200,000



(C) In order to facilitate the entry of the funds from a new investor, the PARTIES have reached an agreement as to the following repayment conditions.
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(1) This overview does not include the Bridge Loan dated Feb 20, 2004 in the name of Royal Living, for (euro)100.000 (of which (euro)60,000 capital has been returned). With respect to this Bridge Loan a separate agreement has been entered into between respective parties to the Bridge Loan in the name of Royal Living, for the outstanding amount of (euro)40.000 and an amount of
(euro)12.236,76 in interest due as at 30 September 2005. See clause 1 (c) of this agreement.

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

NOW IT IS HEREBY AGREED as follows:

1      CONDITIONS OF RE- PAYMENT OF LOANS

      (a) Within one week of TELECONNECT receiving the first (euro)1,000,000 from the new investor, the Company will repay BROEKHOF (euro)330,000 to (i) repay the Bridge Loan dated, Dec 9, 2004 of (euro)60,000,
            (ii) repay the Bridge Loan dated Feb 1, 2004 of (euro)100,000 and
            (iii) partially repay the outstanding capital amount due under Bridge Loan dated Feb 2, 2004 in name of Vonde for (euro)200,000. Hence, as of this first repayment, from the Bridge Loan dated Feb 2, 2004 in name of Vonde of (euro)200,000 an amount of (euro)30.000 will remain outstanding.

      (b) TELECONNECT will pay an additional amount of (euro)65.000 to BROEKHOF in December 2005 to (i) cancel the outstanding capital amount of (euro)30.000 due under Bridge Loan dated Feb 2, 2004 in name of Vonde, and (ii) partially pay the amount of interest due under the Bridge Loans of (euro)131,000. Hence, as of this second repayment, the following amounts remain outstanding(2):

            (i) an amount of (euro) 101.000 in interest due under the Bridge Loans;

            (ii) an amount of (euro)150.000 from the Bridge Loan dated December 3, 2002;

      (c) With respect to the Bridge Loan dated Feb 20, 2004 in name of Royal Living for (euro)100.000 (of which (euro)60,000 capital has been returned) PARTIES have agreed to make separate arrangements with a third party with respect to the repayment of the outstanding capital amount of (euro)40,000, the amount of (euro) 12.236,76 in interest due in respect of this Bridge Loan as at 30 September 2005, as well as the additional amount of interest owed over the period from 30 September 2005 until the date the outstanding capital amount has been fully repaid.

      (d) TELECONNECT will pay a monthly amount to BROEKHOF beginning on the 1st of October 2005 of (euro)7,500.

      (e) TELECONNECT and BROEKHOF agree to renegotiate within the first two weeks of January 2006, the remaining outstanding amounts to be paid to BROEKHOF based on the financial status of the Company at that point in time. TELECONNECT commits to make every effort, in good faith, to repay the remaining amount to BROEKHOF as soon as possible.

----------
(2) This overview does not include the Bridge Loan dated Feb 20, 2004 in the name of Royal Living, for (euro)100.000 (of which (euro)60,000 capital has been returned). With respect to this Bridge Loan a separate agreement has been entered into between respective parties to the Bridge Loan in the name of Royal Living, for the outstanding amount of (euro)40.000 and an amount of
(euro)12.236,76 in interest due as at 30 September 2005. See clause 1 (c) of this agreement.

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

2      GUARANTEE

       Should for any reason TELECONNECT not be able to honour the repayment conditions stipulated in point 1 above, GEERIS personally guarantees that he will pay the corresponding amounts to BROEKHOF. Should GEERIS not honour the payment schedule, BROEKHOF will have the right to request from GEERIS the immediate repayment of the total remaining amounts due, capital and interest, accumulated at that point in time.

3      CONFIDENTIALITY

       Each of the Parties or any of its directors or officers shall not divulge or communicate to any person or persons, except to those of the officials of TELECONNECT whose province it is to know the same, any secret or confidential information which it may receive or obtain in relation to the affairs of TELECONNECT and shall not use for its own purposes nor for any purposes other than those of TELECONNECT any information or knowledge of a confidential nature which it may from time to time acquire in relation to the COMPANY.

4      TERMINATION

       This Agreement shall be subject to termination by either party by summary notice in writing if the other party shall have committed any serious breach or continued (after warning) any material breach of its obligations hereunder.


5      GOVERNING AGREEMENT

       This agreement becomes the governing document for the terms and conditions associated with the remaining amounts due to BROEKHOF.

6      NOTICES

       Any notice required to be given hereunder shall be deemed duly served if sent by registered or recorded delivery post to the registered office of TELECONNECT in Spain; Parque Tecnologico de Andalucia (PTA), Edif. Estepona. Malaga Business Park 2, C/ Severo Ochoa, n(0) 16-20, 1(a), Campanillas, Malaga, 28590, Spain or to the addresses of the affected parties listed on the first page of this agreement. Any such notice shall be deemed to be served at the time when the same is left at the address of the party to be served and if served by post on the day (not being a Sunday or public holiday) next following the day of posting.

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

7      CHOICE OF LAW, SUBMISSION TO JURISDICTION

       This Agreement shall be governed by and interpreted in accordance with the laws of Spain. The parties hereby submit to the exclusive jurisdiction of the courts of Malaga Spain.


IN WITNESS whereof this Agreement has been executed today, September 30th, 2005

SIGNED by Gustavo Gomez   (for and on behalf of TELECONNECT INC)


.................................................)

SIGNED by Mr Frans Broekhof


.................................................)

SIGNED by Leo Geeris


.................................................)

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